Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 1 dated August 14, 2026 relating to the Class A Common Stock, $0.01 par value, of Ramaco Resources, Inc. shall be filed on behalf of the undersigned.

DAYAH ENERGY PARTNERS, L.P. By: Dayah Energy GP, LLC, its general partner By: /s/ Jonathan Siscovick
Name: Jonathan Siscovick
Title: Manager

DAYAH ENERGY GP, LLC By: /s/ Jonathan Siscovick
Name: Jonathan Siscovick
Title: Manager

DAYAH CAPITAL LLC By: /s/ Jonathan Siscovick
Name: Jonathan Siscovick
Title: Managing Member

JONATHAN SISCOVICK By: /s/ Jonathan Siscovick